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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

REALTY INCOME CORPORATION
(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	33-0580106 (I.R.S. Employer Identification No.)
220 West Crest Street Escondido, California (Address of principal executive offices)	92025-1707 (Zip Code)

If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange
Act and is effective pursuant to General Instruction
A.(c), please check the following box. ☒
If this form relates to the registration of a class of
securities pursuant to Section 12(g) of the Exchange
Act and is effective pursuant to General Instruction
A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates:	333-113032 and
333-102073

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
7.375% Monthly Income Class D Cumulative Redeemable Preferred Stock	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

ITEM 1. Description of Registrant's Securities to be Registered.

        A description of the 7.375% Monthly Income Class D Cumulative Redeemable Preferred Stock (the "Class D Preferred Stock") to be registered hereunder is contained in the section entitled "General Description of Preferred Stock" on pages 26 through 32 of the Prospectus included in the Registrant's Form S-3 under the 1933 Act, filed with the Securities and Exchange Commission (the "Commission") on February 24, 2004 (File No. 333-113032), as amended by Amendment No. 1 thereto dated March 11, 2004, which was declared effective by the Commission on March 15, 2004, and as supplemented by the information in the section entitled "Description of Class D Preferred Stock" on pages S-16 through S-22 of the Prospectus Supplement dated May 6, 2004 and filed with the Commission on May 10, 2004 pursuant to Rule 424(b) of the Securities Act of 1933, as amended. Such description is incorporated herein by reference.

ITEM 2. Exhibits.

Exhibit Number	Description
3.1	Articles of Incorporation of the Registrant, incorporated herein by reference to Appendix B to the Registrant's Proxy Statement on Schedule 14A filed with the Commission on March 28, 1997.
3.2	Bylaws of the Registrant, incorporated herein by reference to Appendix C to the Registrant's 1997 Proxy Statement on Schedule 14A filed with the Commission on March 28, 1997.
3.3	Amendment to the Bylaws of the Registrant, incorporated herein by reference to Exhibit 3.6 to the Registrant's Form 10-Q for the period ended June 30, 2003 filed with the Commission on August 8, 2003.
3.4
Rights Agreement, dated as of June 25, 1998 between the Registrant and The Bank of New York (the "Rights Agreement"), incorporated herein by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A filed with the Commission on June 26, 1998.
3.5
Articles Supplementary relating to the Class A Junior Participating Preferred Stock, incorporated herein by reference to Exhibit A to the Rights Agreement filed as Exhibit 1 to the Registrant's Registration Statement on Form 8-A filed with the Commission on June 26, 1998.
3.6
Articles Supplementary relating to the 9 3/8% Class B Cumulative Redeemable Preferred Stock, dated May 24, 1999, incorporated herein by reference to the Registrant's Registration Statement on Form 8-A filed with the Commission on May 25, 1999.
3.7
Articles Supplementary relating to the 9 1/2% Class C Cumulative Redeemable Preferred Stock, dated July 29, 1999, incorporated herein by reference to the Registrant's Registration Statement on Form 8-A filed with the Commission on July 30, 1999.
3.8	Articles Supplementary relating to the 7.375% Monthly Income Class D Cumulative Redeemable Preferred Stock, dated May 24, 2004 (filed herewith).
4.1	Specimen Stock Certificate representing the 7.375% Monthly Income Class D Cumulative Redeemable Preferred Stock, par value $1.00 per share (filed herewith).

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SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

REALTY INCOME CORPORATION (Registrant)
May 25, 2004	By:	/s/ MICHAEL R. PFEIFFER
Michael R. Pfeiffer Executive Vice-President, General Counsel and Secretary

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  ITEM 1. Description of Registrant's Securities to be Registered.
  ITEM 2. Exhibits.
SIGNATURE